Exhibit 10.1
REPURCHASE AGREEMENT
This REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 14, 2023 by and between First Interstate BancSystem, Inc., a Delaware corporation (the “Company”), and Homer Scott, Jr. Revocable Trust dated December 4, 1978, as amended and restated (“Stockholder”).
RECITALS
WHEREAS, Stockholder is the owner of record and beneficially of shares of common stock, $0.00001 par value, of the Company (the “Common Stock”); and
WHEREAS, Stockholder desires to sell to the Company, and the Company is willing to purchase from Stockholder, One Million (1,000,000) shares (the “Repurchased Shares”) of Common Stock at $32.14 per share (representing the closing price per share for the Common Stock as reported on the Nasdaq Stock Market on December 14, 2023), for an aggregate purchase price of $32,140,000 (the “Aggregate Cash Consideration”), subject to the terms and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Repurchase. Subject to the terms and conditions set forth in this Agreement, Stockholder hereby sells, assigns, transfers, conveys and delivers all its right, title and interest in and to the Repurchased Shares to the Company free and clear of all liens, encumbrances, pledges, options, warrants, rights of first refusal, claims, charges, restrictions or claims or rights of third parties of any kind or nature (collectively, “Liens”). The Company hereby purchases and accepts delivery of the Repurchased Shares in exchange for the payment of the Aggregate Cash Consideration. Stockholder hereby acknowledges and agrees that receipt of the Aggregate Cash Consideration shall constitute complete satisfaction of all obligations or any other sums due to such Stockholder with respect to the purchase of the Repurchased Shares.
2. Closing. The closing of the purchase provided for herein (the “Closing”) shall take place on the date hereof at such time and place as Stockholder and the Company may mutually agree. At the Closing, the following shall occur:
a. Stockholder Deliveries. With respect to the Repurchased Shares that are in physical certificated form (if any), Stockholder shall surrender to the Company the stock certificates (if any) representing the Repurchased Shares owned by Stockholder and shall deliver all other documents and instruments reasonably necessary for the transfer of the Repurchased Shares to the Company, including an appropriate stock power, duly endorsed in blank. With respect to the Repurchased Shares that are to be delivered through the facilities of The Depository Trust Company that are credited to or otherwise held in a securities account maintained by Stockholder, Stockholder shall take such actions necessary to provide appropriate instruction to the relevant financial institution or other entity with which Stockholders account is maintained to effect the transfer of the Repurchased Shares from Stockholder’s account to an account at a financial institution designated by the Company for the receipt of the Repurchased Shares so transferred. In connection with any account to which the Repurchased Shares are credited or otherwise held, Stockholder shall execute and deliver such other and further documents or instruments necessary, in the reasonable opinion of the Company, to effect a legally valid transfer to the Company hereunder.

b. Company Deliveries. The Company shall deliver to Stockholder the Aggregate Cash Consideration by wire transfer to an account designated in writing by Stockholder to the Company prior to the Closing at a time consistent with the timing of payment in the ordinary course of settlement of similar securities transactions.
3. No Further Ownership Interest. From and after the Closing, Stockholder shall have no further right or title to or interest in the Repurchased Shares or any dividends, distributions, equity interests or other rights in respect thereof.
4. Representations and Warranties of Stockholder. Stockholder represents and warrants to the Company as follows:
a. Title to Shares. Stockholder owns good and marketable title to and is the sole record and beneficial owner of the Repurchased Shares and such Repurchased Shares are free and clear of all Liens. Except for this Agreement and the Stockholders’ Agreement, dated as of September 15, 2021 (the “Family Stockholders’ Agreement”), among the Stockholder, the other individuals and entities listed on Exhibit A attached to the Family Stockholders’ Agreement and the Company, Stockholder has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other person or entity with respect to the Repurchased Shares, including, but not limited to, arrangements or agreements with respect to the acquisition or disposition thereof or any interest therein or the voting of any such Repurchased Shares.
b. Authority; Binding Effect. Stockholder has all requisite power and authority and has taken all necessary action required for the due authorization, execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated herein. This Agreement is a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
c. Governmental Authorization; Third Party Consent. Except with respect to the consent of the beneficiaries to the Stockholder trust and the trustee of the Stockholder and the non-objection of the Federal Reserve Board, which consents or non-objection, as applicable, have been obtained, no approval, consent, compliance, exemption, authorization, or other action by or notice to, or filing with, any governmental authority or any other person or entity in respect of any requirements of law or otherwise is necessary or required by Stockholder in connection with the execution, delivery or performance by Stockholder of this Agreement, except for such approval, consent, compliance, exemption, authorization, or other action which, if not obtained or made, would not reasonably be likely to prevent or materially delay Stockholder from performing its obligations under this Agreement in all material respects.
d. Brokers or Finders. Stockholder has not employed or entered into any agreement with, nor is Stockholder subject to, any valid claim of any broker, finder, consultant, or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.
e. Legal Proceedings. There are no legal proceedings pending or, to the knowledge of Stockholder, threatened, to which Stockholder is or may be a party, that (i) challenge the validity or enforceability of Stockholders obligations under this Agreement or (ii) seek to prevent, delay or otherwise would reasonably be expected to materially adversely affect the consummation by Stockholder of the transactions contemplated hereby.

f. Public Filings. Stockholder has received and carefully reviewed the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, all subsequent public filings of the Company with the Securities and Exchange Commission, other publicly available information regarding the Company, and such other information that it and its advisers deem necessary to make its decision to execute, deliver, and perform the obligations under this Agreement (the “Repurchase Obligations”).
g. Material Non-Public Information. Stockholder acknowledges and understands that the Company and its other affiliates may possess material nonpublic information regarding the Company not known to Stockholder that may impact the value of the Repurchased Shares (collectively, the "Information"), and that the Company may not disclose any such Information to Stockholder. Stockholder understands, based on its experience, the disadvantage to which Stockholder is subject due to any disparity of information between the Company and Stockholder. Notwithstanding any such disparity, Stockholder has deemed it appropriate to enter into this Agreement and to consummate the Repurchase Obligations.
h. Use of Information. Stockholder agrees that none of the Company, its affiliates, principals, stockholders, partners, employees and agents shall have any liability to Stockholder, its affiliates or beneficiaries, whatsoever due to or in connection with Company’s use or non-disclosure of any Information or otherwise as a result of the Repurchase Obligations, and Stockholder hereby irrevocably waives any claim that it might have based on the failure of the Company to disclose any Information to Stockholder prior to or in connection with the transactions contemplated by this Agreement.
5. Representations and Warranties of the Company. The Company represents and warrants to Stockholder as follows:
a. Authority; Binding Effect. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority and has taken all necessary action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
b. No Violation. Neither the execution and delivery of this Agreement by the Company, nor the purchase of the Repurchased Shares owned by Stockholder pursuant to this Agreement, will (i) result in a breach of its organizational documents, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material agreement, lease or other instrument or obligation to which the Company is a party, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained and are in full force and effect or which would not impair the Company’s ability to consummate the transactions contemplated by this Agreement, or (iii) violate any order, writ, injunction or decree applicable to the Company or any of the Company’s material assets.

c. Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption, authorization, or other action by or notice to, or filing with, any governmental authority or any other person or entity in respect of any requirements of law or otherwise is necessary or required by the Company in connection with the execution, delivery or performance by the Company of this Agreement, except for such approval, consent, compliance, exemption, authorization, or other action which, if not obtained or made, would not reasonably be likely to prevent or materially delay the Company from performing its obligations under this Agreement in all material respects.
d. Brokers or Finders. The Company has not employed or entered into any agreement with, nor is the Company subject to, any valid claim of any broker, finder, consultant, or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.
6. Miscellaneous.
a. Amendment. This Agreement may not be amended or waived in any respect except by a written agreement signed by each of the parties hereto.
b. Survival. Each of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing and continue in full force and effect in accordance with its terms, but is subject to all applicable statutes of limitation, statutes of repose and other similar defenses provided in law or equity.
c. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments, agreements and understandings (both oral and written) with respect to such subject matter.
d. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument. This Agreement may be executed by facsimile, portable document format (pdf) or other electronically or mechanically reproduced signature and such signature shall constitute an original signature for all purposes notwithstanding any statute or decisional Law to the contrary.
e. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
f. Expenses. Each party shall bear its own expenses and fees in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

FIRST INTERSTATE BANCSYSTEM, INC.

By: /s/ Marcy D. Mutch
Name: Marcy D. Mutch Title: Executive Vice President and Chief Financial Officer

HOMER SCOTT, JR. REVOCABLE TRUST DATED DECEMBER 4, 1978, AS AMENDED AND RESTATED

By: First Interstate Bank, Trustee

By: /s/ Kristin Wilkerson
Name: Kristin Wilkerson Title: Vice President - Wealth Advisor

By: /s/ Kim Smith
Name: Kim Smith Title: Assistant Vice President - Trust Specialist

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